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                                                                   EXHIBIT 23.2

                                 May 20, 1996

Saville Systems PLC
IDA Business Park
Dangan, Gallway
Ireland

Ladies and Gentlemen:

  We hereby consent to use of our name in the Registration Statement on Form S-1 of Saville Systems PLC relating to the registration statement of 3,565,000 American Depositary Shares, representing 3,565,000 Ordinary Shares, and in the related Prospectus under the caption "Legal Matters."

                                          Very truly yours,

                                          /s/ Hale and Dorr
                                          _______________
                                             HALE AND DORR